EXHIBIT 32
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
     Each of the undersigned, the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer and Senior Vice President, Business Development of Conexant Systems, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended October 2, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 25, 2009

/s/ D. SCOTT MERCER
D. Scott Mercer
Chairman of the Board and Chief Executive Officer

/s/ JEAN HU
Jean Hu
Chief Financial Officer and Senior Vice President,
Business Development